Exhibit 99.1

MabVax Therapeutics Closes $2.1 Million Private Placement Financing

SAN DIEGO (February 6, 2018) – MabVax Therapeutics Holdings, Inc. (the “Company”) (Nasdaq: MBVX), a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, announced today the closing of a private financing for a total of $2.1 million. The Company entered into separate purchase agreements with accredited investors pursuant to which it agreed to sell an aggregate of $2.1 million worth of shares of common stock, par value $0.01 per share at a purchase price of $0.75 per share (or, at the election of any investor who, as a result of receiving common stock would hold in excess of 4.99% of the Company’s issued and outstanding common stock, shares of its newly designated 0% Series M Convertible Preferred Stock) and a three year warrant to purchase shares of common stock equal to 70% of such number of shares of common stock purchased (or, if Series M Preferred Stock, 70% of the shares of common stock issuable upon conversion of the Series M Preferred Stock). Of the purchase agreements accepted, investors elected $1.4 of shares of Series M Preferred Stock.

The warrants are exercisable, at any time on or after the sixth month anniversary of the closing date, at a price of $0.90 per share, subject to adjustment, and expire three years from the initial exercise date, or 42 months from the initial issuance date. The holders may, subject to certain limitations, exercise the warrants on a cashless basis if not registered under the Securities Act of 1933, as amended, within 120 days of issuance. The Company is prohibited from effecting an exercise of any warrant issued in the financing to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such warrant.

The gross proceeds of the private placement were $2.1 million before transaction costs of $50,000. Neither the Series M Preferred Stock nor the warrants will be separately listed on any securities exchange or other trading market. No bank was used for this transaction.

On February 1, 2018, the Board of Directors approved a 1-for-3 reverse stock split (the “Reverse Split”) for the purpose of increasing the market price of the Company’s Common Stock in order to regain compliance with the NASDAQ Capital Market’s $1.00 minimum closing bid price continued listing requirement. The Company’s stockholders had previously approved a reverse split ratio of not less than 1-for-2 and not more than 1-for-20 at any time prior to September 28, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors. The Company intends to effectuate the reverse split as promptly as practicable, subject to approval by NASDAQ.  There is no guarantee when or if the Reverse Split will be effective.

“We are very pleased to have closed this financing at an important time for MabVax. We are grateful to our core set of loyal stockholders who have provided continued and invaluable support of the Company through their investments over the last three years, and who are committed to providing the operating capital to help the Company reach key, potentially transformational, milestones in our research and clinical programs,” stated President and CEO, David Hansen. “Importantly, we remain on track to announce in the first quarter of this year interim results from two currently ongoing clinical trials, and potentially one or more strategic transaction in the first part of this year.”

The Company’s two clinical programs are its phase 1 clinical program for HuMab MVT-5873 in combination with first line chemotherapy in the treatment of pancreatic cancer, and the phase 1 clinical program for its radioimmunotherapy product MVT-1075.

Hansen added, “Our clinical trial of MVT-5873 in combination with first line chemotherapy has continued to yield encouraging results. Therefore, we intend to allocate a portion of the funds raised to continue patient enrollment at the current treatment level to continue to confirm results seen to date. The funds will also provide valuable operational runway enabling the Company to execute on our efforts to finalize one or more partnering transactions although no assurance can be given that any transactions currently under discussion will close. We believe that both our clinical programs and our partnering discussions have the potential to drive significant value in MabVax.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated over 50 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety and specificity for the target. Patient dosing has commenced for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075. Our HuMab-Tn program is our most advanced research program and expands the potential to provide treatment for unmet therapeutic need for the treatment of ovarian and triple negative breast cancers. For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's financing, reverse split, and clinical trials of MVT-1075 and MVT-5873 in combination with chemotherapy. We have no assurance that all the research and product development pipeline will be fully developed by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2016, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov.The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:

Jenene Thomas
Jenene Thomas Communications, LLC
Phone: +1 (908) 938-1475
Email: MBVX@jtcir.com

Media Contact

Travis Kruse, Ph.D.
Russo Partners LLC
Phone: 212-845-4272
Email: travis.kruse@russopartnersllc.com

# # #